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                                                                    EXHIBIT 10.5


                                AMENDMENT TO THE
                             1993 STOCK OPTION PLAN
                                       OF
                        NEW PLAN EXCEL REALTY TRUST, INC.
                       (AMENDED AND RESTATED MAY 28, 1998)
                    (SUBSEQUENTLY AMENDED SEPTEMBER 28, 1998,
                       FEBRUARY 8, 1999 AND APRIL 21,1999)

         WHEREAS, New Plan Excel Realty Trust, Inc. ("Company") previously adopted the 1993 Stock Option Plan of Excel Realty Trust, Inc. ("Plan"); and

         WHEREAS, pursuant to the Plan, the Stock Option Committee of the Board of Directors has reserved the right to amend the Plan; and

         WHEREAS, the Executive Compensation and Stock Option Committee of the Board of Directors of the Company serves as the Stock Option Committee of the Plan ('Committee"); and

         WHEREAS, the Committee amended the Plan September 28, 1998, February 8, 1999 and April 21, 1999; and

         WHEREAS, the Committee desires to amend the Plan.

         NOW, THEREFORE, the Plan is hereby amended effective February 17, 2000 as follows:

         1. The text of subsection (b) of Section 4.2 - Option Price is deleted in its entirety, and the following is substituted therefor:

                  "For purposes of the Plan, unless the Committee determines otherwise, the fair market value of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an


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         exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the trading day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith."

         2. The first sentence of Section 4.5 - Consideration is deleted in its entirety, and the following is substituted therefor:

                  "Unless otherwise determined by the Committee, the Optionee, in consideration of the granting of an Option, shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or a Subsidiary for a period of at least one year after the Option is granted."

         3. The text of subsection (b)(3) of Section 5.3 - Manner of Exercise is deleted in its entirety, and the following is substituted therefor:

                  "With the consent of the Committee, a recourse, nonrecourse or limited recourse promissory note, as determined by the Committee, bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

         4. In all other respects the Plan, as amended, shall continue in full force and effect.

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